UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 6, 2020 (December 30, 2019)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 30, 2019, Comstock Holding Companies, Inc. (the “Company”), made an investment related to the purchase of a stabilized commercial office building located at 3101 Wilson Boulevard in the Clarendon area of Arlington County, Virginia (the “Property”) pursuant to a purchase and sale agreement dated October 4, 2019 (as amended, the “Agreement”).  The Company’s maximum amount of investment related to the purchase of the Property is approximately One Million Two Hundred Thousand Dollars ($1,200,000).

In conjunction with the entry into the Agreement, the Company entered into an operating agreement (“Operating Agreement”) with Comstock Partners, L.C. (“Partners”) to form Comstock 3101 Wilson, LC, to purchase the Property (“Purchaser”).   Pursuant to the Operating Agreement, the Company holds a minority membership interest of the Purchaser and the remaining membership interests of the Purchaser are held by Partners, an entity that is controlled by Christopher D. Clemente, the Chairman and CEO of the Company.  Partners is the manager of the Purchaser. At the closing of the acquisition of the Property, the Company received an acquisition fee of Five Hundred Thousand Dollars ($500,000) and is entitled to market rate asset management, property management, construction management and leasing fees for its management of the Property pursuant to separate agreements between the Purchaser, or its affiliates, and the Company, or its affiliates.  The Company is also entitled to a market rate incentive fee related to the performance of the investment.

The foregoing description of the material terms of the Operating Agreement is qualified in its entirety by reference to the full text of the Operating Agreement, which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2019.

Item 9.01 Financial Statements and Exhibits.

99.1Press release dated January 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2020

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer

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